CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our reports dated February 18, 2026 and February 24, 2026, relating to the financial statements and financial highlights of AST International Equity Portfolio, AST Large-Cap Equity Portfolio, AST Large-Cap Growth Portfolio, AST Large-Cap Value Portfolio, AST Small-Cap Equity Portfolio, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Bond Portfolio 2032, AST Bond Portfolio 2033, AST Bond Portfolio 2034, AST Bond Portfolio 2035, AST Bond Portfolio 2036, AST Core Fixed Income Portfolio, AST Government Money Market Portfolio, AST Investment Grade Bond Portfolio, AST Multi-Sector Fixed Income Portfolio, AST Quantitative Modeling Portfolio, AST Balanced Asset Allocation Portfolio, AST Multi-Asset Diversified Portfolio, AST PGIM Aggressive Multi-Asset Portfolio, AST Preservation Asset Allocation Portfolio, AST Aggressive Asset Allocation Portfolio, AST J.P. Morgan Aggressive Multi-Asset Portfolio, AST J.P. Morgan Conservative Multi-Asset Portfolio, AST J.P. Morgan Moderate Multi-Asset Portfolio and AST Multi-Asset Diversified Plus Portfolio, which appear in Advanced Series Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Statements,” “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York

April 14, 2026